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                                                                    Exhibit 23.2
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                         CONSENT OF INDEPENDENT AUDITORS
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The Board of Directors
Applied Imaging Corp.:

We consent to incorporation by reference in the Registration Statement dated November 8, 2001 on Form S-8 of Applied Imaging Corp. of our report dated February 5, 1999, with respect to the consolidated statements of operations, stockholders' equity, and cash flows, and the consolidated financial statement schedule of valuation and qualifying accounts of Applied Imaging Corp. and subsidiaries for the year ended December 31, 1998, which report appears in the December 31, 2000, annual report on Form 10-K405 of Applied Imaging Corp.

/s/ KPMG LLP

Mountain View, California
November 8, 2001